Exhibit 6

FIRST AMENDMENT TO BRIDGE LOAN AND SECURITY AGREEMENT

This First Amendment to Bridge Loan and Security Agreement (this “Amendment”) dated as of the 26th day of May, 2004 is made and entered into among Christopher P. Baker (the “Investor”), and Consumer Direct of America., a Nevada corporation (the “Company”).

BACKGROUND

1. The Investor and the Company have entered into that certain Bridge Loan and Security Agreement, dated as of February 26, 2004 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. The Investor and the Company have agreed to a certain amendment of the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor and the Company, intending to be legally bound, hereby agree as follows:

1. Maturity Date. The Maturity Date is hereby amended to be August 26, 2004.

2. Warrant. In consideration of the extension of the Maturity Date as provided for above, the Company hereby agrees to issue to the Investor a warrant to purchase shares of Common Stock in the form attached hereto as Exhibit A.

3. Continued Effectiveness of Agreement. Except as specifically amended herein, all other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

4. Incorporation of Amendment. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall be a reference to the Agreement as amended hereby.

5. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Nevada without regard to the conflict of law principles thereof.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first written above.

Consumer Direct of America

by:	/s/ Michael A. Barron
Authorized Representative

/s/ Christopher P. Baker
Christopher P. Baker